Page | 1 Exhibit 19 INSIDER TRADING POLICY The Board of Directors (the “Board”) of Hamilton Insurance Group, Ltd. (the “Company” or “Hamilton”) has adopted this Insider Trading Policy (this “Policy”) to establish a framework governing the trading, and causing the trading of, the Company’s securities or securities of certain other publicly traded companies by all employees and directors of the Company while such persons may be in possession of material confidential information. 1. Persons and Transactions Covered by this Policy This Policy applies to all Transactions (as defined below) in (i) the Company’s securities, including common shares, restricted stock units (“RSUs”) and any other securities that the Company may issue, such as preferred shares, notes, bonds and convertible securities, as well as to derivative securities relating to any of the Company’s securities, whether or not issued by the Company and (ii) the securities of certain other companies, including common shares, RSUs and other securities issued by those companies as well as derivative securities relating to any of those companies’ securities (collectively, “Covered Securities”). For purposes of this Policy, “Transactions” include, but are not limited to, decisions to purchase, sell, gift or transfer, or otherwise trade Covered Securities. Transactions also includes trades, tips and recommendations by virtually any person, including all persons associated with the Company, if the information involved is “material” and “non-public.” The terms “Transact” and “Transacting” should be interpreted accordingly. For purposes of this Policy, each of the following individuals is considered a “Covered Person”: Associates as defined below, family members of Associates who reside with them (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in the same household as the Associate, other persons with a close relationship of trust with an Associate such that there is a reasonable expectation of confidentiality, and entities (e.g., corporations, partnerships, and trusts) over which an Associate exercises control. All of the foregoing persons or entities, other than the Associate, is considered to be a “Related Person” of such Associate and any reference herein to a Covered Person or Pre- Clearance Person shall be deemed to include such person’s Related Person(s), unless the context otherwise requires. For purposes of this Policy, each of the following individuals is considered an “Associate” of the Company: all members of the Board (the “Directors”), Board observers, executive officers (“Officers”), and employees, as well as any contractors, consultants, and advisors to the Company. 2. General Applicability No Covered Person may (i) Transact in any Covered Securities of Hamilton while in possession of material non-public information about Hamilton or (ii) Transact in any Covered Securities of any other company while in possession of material non-public information about that company, or about the industry that substantially affects that company, obtained by a Covered Person in connection with such person’s relationship to Hamilton. No Covered Person who knows of any material non-public information about the Company may communicate that information to (“tip”) any other person, including family members and friends, or otherwise disclose such information without the Company’s authorization. For compliance purposes, Covered Persons should never trade, tip or recommend securities (or otherwise cause the purchase or sale of securities) while in possession of information that they have reason to believe is material and non-public unless they first consult with, and obtain the advance approval of, the Company’s General Counsel (or their respective designees) (the “Office of the General Counsel”).

Page | 2 All “Pre-Clearance Persons” (as defined below) must “pre-clear” all Transactions in Covered Securities in accordance with the procedures set forth in this Policy. 3. Material Non-public Information Information shall be considered “material.” if a reasonable investor would consider the information significant when making an investment decision or if the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the total mix of information available in the marketplace about a company. This materiality standard does not require the substantial likelihood that a misstated or omitted fact will likely result in a reasonable investor changing an investment or voting decision. The standard merely requires a substantial likelihood that proper disclosure of the misstated or omitted fact will have assumed actual significance in the deliberations of a reasonable investor. Possible material information or events (whether positive or negative) include, but are not limited to: • Earnings information including but not limited to quarterly results; • Guidance/statements on earnings estimates; • Significant changes in the Company’s prospects; • Significant write-downs in assets or increases in reserves; • Developments regarding significant litigation or government agency investigations; • Liquidity problems and extraordinary borrowings; • Changes in the Company’s financial plan or unusual gains or losses in major operations; • Proposals, plans or agreements, even if preliminary in nature, mergers, acquisitions, tender offers, joint ventures, or changes in assets; • Major contracts with counterparties, or developments regarding counterparties (such as the acquisition or loss of a contract); • New investments or financings or developments regarding investments or financings; • Changes in auditors or auditor notification that the Company may no longer rely on an audit report; • Cybersecurity risks and incidents, including vulnerabilities and breaches; • Major changes in the Company’s management or the Board; and • Events regarding the Company’s securities (such as defaults on senior securities, calls of securities for redemption, repurchase plans, shares splits or changes in dividends, changes in the rights of shareholders, public or private sales of additional securities, or information related to any additional funding). We emphasize that this list is merely illustrative as it is not possible to identify in advance all information that will be considered material. Courts have historically given a broad interpretation to what is deemed “material” information. If you are unsure whether information is material, you should either consult the Office of the General Counsel before making any decision to disclose such information (other than to persons who need to know it) or to Transact in Covered Securities or assume that the information is material. Insider trading prohibitions come into play only when you possess information that is material and “non-public.” The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disseminated through a method or methods of disclosure reasonably designed to provide broad, non- exclusionary distribution of the information to the public. For purposes of this Policy, information has

Page | 3 been publicly disseminated if it has been (i) included in a report filed by the Company with the U.S. Securities and Exchange Commission (“SEC”), (ii) published on the Company’s Investor Relations website, (iii) included in a press release that is broadly disseminated or (iv) disseminated through such other channel of distribution that the Company has made investors, the market and the media aware that it expects to use. For the avoidance of doubt, unless the conditions of clause (iv) in the preceding sentence have been satisfied, information will not be deemed “publicly” dissemination if it is disclosed solely by means of (a) speeches or meetings open to the public, (b) television interviews or other media events, (c) social media channels or (d) industry publications. Even after public disclosure of information about the Company, you must wait until after the close of business on the second full trading day after the information was publicly disclosed before you can treat the information as public. Non-public information may include: • Information available to a select group of analysts or brokers or institutional investors; • Undisclosed facts that are the subject of rumors, even if the rumors are widely circulated; and • Information that has been entrusted to the Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information. As with questions of materiality, if you are not sure whether information is considered public, you should either consult with the Office of the General Counsel or assume that the information is non- public and treat it as confidential. 4. Exceptions RSUs. Exercising RSUs or warrants granted under the Company’s long term incentive plan for cash or the delivery of previously-owned Company shares will not violate this Policy. However, the sale of any shares issued on the exercise of Company-granted RSUs or warrants and any cashless exercise of Company-granted RSUs are subject to trading restrictions under this Policy. Rule 10b5-1 Plans. These trading restrictions do not apply to transactions under a pre-existing written plan, contract, instruction, or arrangement under Rule 10b5-1 under the Securities Exchange Act of 1934 as set forth in Appendix A. 5. When Transactions in Covered Securities are Permissible Open Trading Windows Covered Persons are permitted to Transact in Covered Securities when no blackout period is in effect. Generally, this means that Covered Persons can Transact during the period beginning after close of business on the second full trading day following the date the Company’s financial results are publicly disclosed and the related SEC filing is made and ending at the close of the market two weeks before the end of each fiscal quarter. However, even during this trading window, a Covered Person who is in possession of any material non-public information should not trade in Covered Securities until the information has been made publicly available or is no longer material. In addition, the Company may close this trading window if a special blackout period is imposed and will re-open the trading window once the special blackout period has ended. Blackout Periods All Covered Persons are prohibited from Transacting in Covered Securities during blackout periods as defined below. • Quarterly Blackout Periods. Transacting in Covered Securities is prohibited during the period beginning at the close of the market two weeks before the end of each fiscal quarter and ending at the close of business on the second full trading day following the date the Company’s financial results are publicly disclosed and the related SEC filing is made. During

Page | 4 these periods, Covered Persons generally possess or are presumed to possess material non- public information about the Company’s financial results. • Special Blackout Periods. From time to time, other types of material non-public information regarding the Company (such as negotiation of mergers, acquisitions or dispositions, investigation and assessment of cybersecurity incidents or new product developments) may be pending and may not be publicly disclosed. While such material non-public information is pending, the Company may impose special blackout periods during which Covered Persons in possession of such material non-public information are prohibited from Transacting in Covered Securities. If the Company imposes a special blackout period, it will notify the Covered Persons affected. Unless approval from the Office of the General Counsel is granted, no Covered Person may disclose to another person, including another Associate of the Company, that a special blackout period has been determined or is in effect. 6. Pre-Clearance of Transactions in Covered Securities The Company requires all Pre-Clearance Persons to refrain from Transacting, even during a trading window, without first pre-clearing all Transactions in Covered Securities. Subject to the exemption below, no Pre-Clearance Person may, directly or indirectly, Transact in any Covered Security at any time without first obtaining prior approval from the Office of the General Counsel. These procedures also apply to Transactions by entities over which such Covered Person exercises control. For purposes of this Policy, each of the following individuals is considered an “Pre-Clearance Person”: each Director of the Company, each officer specifically designated as an “officer” pursuant to Section 16 (each a “Section 16 Officer”) of the Securities Exchange Act of 1934, as amended, each of their direct reports and any other Covered Person as may be identified from time to time by the Office of the General Counsel who, in the normal course of their job responsibilities, has routine access to material nonpublic information about Hamilton. The Office of the General Counsel shall maintain a list of all such Pre-Clearance Persons and notify each person (other than each Director, Section 16 Officer and their direct reports) who has been added to the list. The list of Pre-Clearance Persons shall be reviewed and updated at least annually. It is the responsibility of the manager of any Associate who has not been identified as a Pre-Clearance Person but has routine access to material non-public information about Hamilton to notify the Office of the General Counsel. Alternatively, Associates who have been classified as Pre-Clearance Persons but believe they do not have routine access to material non-public information about Hamilton may request the Office of General Counsel to remove them from the list. Any determination regarding addition(s) to, or subtraction(s) from, the list of Pre- Clearance Persons shall be at the discretion of the Office of the General Counsel. A Pre-Clearance Person should request pre-clearance at least two trading days prior in advance of a proposed Transaction from the Office of the General Counsel. The Office of the General Counsel reserves the right to withhold pre-clearance of any Transaction if it determines that such Transaction fails to comply with, or is inconsistent with, this Policy; may expose the Company or any Associate to liability under any applicable rule, regulation or law; may create any appearance of impropriety; or otherwise fails to satisfy review for any reason. Any action taken by the Office of the General Counsel or any other Associate of the Company in connection with any pre-clearance request does not constitute legal or investment advice or a determination as to whether such person is in possession of material nonpublic information and is not a legal right to trade in any Covered Securities. The Office of the General Counsel shall record the date each request is received and the date and time each request is approved or disapproved. Unless revoked, a grant of permission will normally remain valid until the close of trading three business days following the day on which it was granted. If the Transaction does not occur during the three-business day period, pre-clearance of the Transaction must be re-requested. Pre-clearance is not required for Transactions in Covered Securities under an Approved 10b5-1 Plan. With respect to any Transaction under an Approved 10b5-1 Plan, the third-party effecting Transactions

Page | 5 on behalf of a Covered Person must be instructed to send duplicate confirmations of all such Transactions to the Office of the General Counsel. 7. Prohibited Transactions Covered Persons and entities over which such Covered Person exercises control are prohibited from engaging in the following Transactions in Covered Securities (regardless of whether the Covered Person is in possession of material non-public information about Hamilton) unless advance approval is obtained from the Office of the General Counsel: Short-term trading. Associates who purchase Company securities may not sell any Company securities of the same class for at least six months after the purchase. Short sales. Covered Persons may not sell Company securities short. Options trading. Covered Persons may not buy or sell puts or calls or other derivative securities on Company securities. Trading on margin or pledging. Covered Persons may not hold Company securities in a margin account or pledge Company securities and collateral for a loan. Hedging. Covered Persons may not enter into hedging or monetization transactions or similar arrangements with respect to Company securities. 8. Transactions by the Company. Although this policy does not restrict the Company from engaging in any Transaction(s) with respect to any Covered Securities, the Company hereby undertakes that it will not engage in any Transaction(s) in its own securities, except in compliance with applicable securities laws. 9. Violations of Insider Trading Laws Penalties for trading on or communicating material non-public information can be severe, both for individuals involved in such unlawful conduct and their employers and supervisors, and may include jail terms, criminal fines, civil penalties and civil enforcement injunctions. Given the severity of the potential penalties, compliance with this Policy is absolutely mandatory. Legal Penalties. A person who violates insider trading laws by engaging in transactions in a company’s securities when he or she has material non-public information can be sentenced to a substantial jail erm and required to pay a criminal penalty of several times the amount of profits gained or losses avoided. In addition, a person who tips others may also be liable for transactions by the tippees to whom he or she has disclosed material non-public information. Tippers can be subject to the same penalties and sanctions as the tippees, and the SEC has imposed large penalties even when the tipper did not profit from the transaction. The SEC can also seek substantial civil penalties from any person who, at the time of an insider trading violation, “directly or indirectly controlled the person who committed such violation,” which would apply to the Company and/or management and supervisory personnel. These control persons may be held liable for up to the greater of $1 million or three times the amount of the profits gained or losses avoided. Even for violations that result in a small or no profit, the SEC can seek penalties from a company and/or its management and supervisory personnel as control persons. Company-Imposed Penalties. Covered Persons who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. Any exceptions to the Policy, if permitted, may only be granted by the Office of the General Counsel and must be provided before any activity that would otherwise be contrary to this Policy. 10. Responsibilities Administration. The Company has appointed the Office of the General Counsel, and each individual

Page | 6 member thereof, as the compliance officers for purposes of this Policy. The duties of the Office of the General Counsel include, but are not limited to, the following: • Assisting with implementation and enforcement of this Policy; • Ensuring that this Policy is circulated to employees and that they receive appropriate training regarding its content; • Ensuring that the Policy is amended, as appropriate, in response to any changes in applicable law; • Preclearing all transactions in Covered Securities of the Company by Pre-Clearance Persons, in accordance with paragraph6 of this Policy; • Approving, on behalf of the Company, any Rule 10b5-1 Trading Plan that meets the requirements set forth in Appendix A entered into by a Covered Person with respect to the Covered Securities of the Company; • Communicating to Covered Persons and other affected employees regarding Quarterly Blackout Periods and Special Blackout Periods; and • Ensuring that an effective whistleblower system remains in place through which suspected violations of this Policy may be reported. Compliance with Laws. This Policy provides only a general framework to assist Covered Persons in avoiding violations of insider trading laws. However, each Covered Person is ultimately responsible for his or her own compliance with all applicable insider trading laws. Associates’ Responsibility for Family Members and Other Third Parties. Inasmuch as the definition of “Covered Persons” includes family members, entities, and other individuals who are not Associates, Associates are responsible for ensuring that such “Covered Persons” with whom they are associated remain in compliance with the restrictions in this Policy and should, as necessary, review with them this Policy. 11. Exceptions Only the Office of the General Counsel may authorize exceptions to this Policy. 12. Inquiries If you have any questions regarding any of the provisions of this Policy, please contact the Office of the General Counsel or email legalnotices@hamiltongroup.com. Dated: February 25, 2025

Page | 7 APPENDIX A 10b5-1 Plan Requirements Pre-Clearance Persons are eligible to enter into trading plans under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which allows individuals to (i) pre-establish a plan for future trades with respect to the securities of the Company at a time when the individual is not in possession of material non-public information about the Company, (ii) provide specific instructions to a third party to execute such trades on the individual’s behalf, and (iii) establish a defense against applicable insider trading laws for trades that take place at a time the individual is in possession of material non-public information about the Company. In order to qualify as a “10b5-1 Plan” for purposes of this Policy, which would allow transactions thereunder to qualify for certain exceptions to the prohibitions and requirements of the Policy (see “—Exceptions”), the Pre-Clearance Person and/or the trading plan must meet all of the following requirements: 1. The 10b5-1 Plan must be established in writing, signed and dated by the Pre-Clearance Person, reviewed and approved by the Office of the General Counsel, signed by the Company, and filed with the Office of the General Counsel within five business days after the 10b5-1 Plan is established in writing. The 10b5-1 Plan must also include certifications from the Pre-Clearance Person that: • he or she was not aware of any material non-public information about the Company or its securities when he or she established the 10b5-1 Plan; • the 10b5-1 Plan is entered into in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5 under the Exchange Act; and • the Pre-Clearance Person authorizes the Company to publicly disclose any details of the 10b5- 1 Plan as may be required by the rules of the SEC or the NYSE, as amended from time to time. 2. The 10b5-1 Plan must be in a form that meets the requirements of Rule 10b5-1 and must explicitly provide for the Company’s right to suspend trades to the extent the Company deems such suspension to be in the best interests of the Company, as for example, where such suspension is necessary to comply with the requests of underwriters for “lock-up” agreements in connection with an underwritten public offering of the Company’s securities. 3. The 10b5-1 Plan may not be commenced during any Quarterly Blackout Period or a Special Blackout Period to which the Pre-Clearance Person is subject. 4. The 10b5-1 Plan must specify that trading under such 10b5-1 Plan may not commence until the later of: (a) ninety (90) days after the adoption of the 10b5-1 Plan or (b) the third full trading day following the public disclosure of the Company’s financial results in a Form 10-K or Form 10-Q for the fiscal quarter during which the 10b5-1 Plan was adopted.1 1 In its sole discretion, the Office of the General Counsel may authorize a shorter “cooling-off” period in the 10b5-1 Plan for an Associate who is not a Director or Officer of the Company so long as trading under such 10b5-1 Plan does not commence until a minimum of thirty (30) days after the adoption of the 10b5-1 Plan.

Page | 8 5. Subject to the exceptions enumerated in Rule 10b5-1, Pre-Clearance Persons may not have more than one operative 10b5-1 Plan at any given time. Further, only one 10b5-1 Plan designed to effect the open-market purchase or sale of the total amount of securities in a single transaction is permitted in any twelve-month period, except with respect to a 10b5-1 Plan that only authorizes qualified sell-to-cover transactions.2 6. Each Pre-Clearance Person must act in good faith with respect to the 10b5-1 Plan at all times during which it remains outstanding. 7. If the Pre-Clearance Person is subject to reporting requirements under Section 16 of the Exchange Act, then he or she must indicate by checkbox on any Form 4 or Form 5 that an applicable reported transaction effected under the 10b5-1 Plan is intended to satisfy the affirmative defense conditions of Rule 10b5-1. Furthermore, any Form 4, Form 5, or Form 144 must comply with any other rules or requirements of the SEC, as amended from time to time, with regard to the reporting of transactions pursuant to Rule 10b5-1. 8. Any changes or modifications to an existing 10b5-1 Plan with regard to the amount, price, or timing of the purchase or sale of securities underlying the 10b5-1 Plan, or a modification or change to a written formula or algorithm, or computer program that affects the amount, price, or timing of the purchase or sale of such securities, will be deemed to be a termination of the original 10b5-1 Plan and the adoption of a new 10b5-1 Plan, which must comply with the same requirements above, including the cooling-off period set forth in paragraph 4 of this Appendix A. 9. Any form of 10b5-1 Plan must be reviewed and approved by the Office of the General Counsel prior to entry into the 10b5-1 Plan. The Office of the General Counsel may require that the form of 10b5-1 Plan be modified to address the requirements discussed above. The Company shall be notified of any amendments or modifications to the 10b5-1 Plan or the suspension or termination of the 10b5-1 Plan which shall be approved by the Office of General Counsel. The Company is required to disclose the fact that an Associate which is subject to reporting requirements under Section 16 of the Exchange Act has entered into or terminated a 10b5-1 Plan in the relevant SEC filings covering the fiscal period during which the 10b5-1 Plan was adopted or terminated, as well as a description of the material terms of the 10b5-1 Plan, including the name and title of the Associate, the date of adoption or termination of the 10b5-1 Plan, the duration of the 10b5- 1 Plan and the aggregate number of Company securities to be sold or purchased under the 10b5-1 Plan. 2 Under the recent Rule 10b5-1 amendments, there are three exceptions to this restriction: (1) A series of contracts with different broker-dealers or agents acting on behalf of a person to execute trades may be treated as a single “plan” where, taken together, the contracts otherwise satisfy the conditions of the rule. (2) Two separate Rule 10b5-1 plans may be maintained at the same time so long as trading under the later- commencing plan is not authorized to begin until after all trades under the earlier-commencing plan are completed or expire without execution. (3) An insider may maintain an additional Rule 10b5-1 plan if the plan only authorizes qualified sell-to- cover transactions.